Exhibit 99.1

News Release | For Immediate Release
Zix Corporation’s CEO Provides Corporate Update
Company’s Subscription Email Encryption Business Continues Positive Cash Flow
DALLAS — October 7, 2008 — Zix Corporation (ZixCorp®), (Nasdaq: ZIXI), the leader in hosted services for email encryption and e-prescribing, today offered a corporate update by its chief executive officer, Rick Spurr.
“Despite the slowing economy, ZixCorp continued to remain cash flow positive in Q3 2008, again driven by the reliability and strength of our Email Encryption business, while developments in our core markets position the company for growth in the future,” said Spurr. “Preliminary revenue estimates are that we will meet our guidance of $6.6 to $7.0 million for the third quarter. The Q3 ending cash balance of $13.1 million met our projected guidance for total cash by exceeding Q2’s ending balance of $13.0 million. The positive cash flow from operations for the third quarter 2008 highlights the corner we’ve turned this year when compared with the over $550,000 cash burn for the third quarter of last year. This growing track record of positive cash flow from operations forms the strong foundation for growth that we believe will enable us to take advantage of recent catalysts in our core markets to achieve acceleration in our businesses.”
“Our Email Encryption business continues to drive the performance for ZixCorp,” continued Spurr. “We had an estimated $5.2 million in total orders, including $1.2 million in new first-year orders. Our renewals were strong in Q3 with 95 percent renewal rate in the quarter. As expected, we saw a significant increase in orders through our OEM partners in Q3, and we remain optimistic about the contribution of the channels going forward, especially in 2009. To that end, we are pleased to have announced a new partner in Code Green Networks, which should add to the business generated from this channel next year. However, this progress was offset by softness in our enterprise direct sales efforts this quarter. Despite potential impacts of the current economy, we remain confident in ZixCorp’s subscription model which is designed to deliver ever-increasing revenues with a high degree of predictability. As the only Email Encryption vendor operating completely in a SaaS model combined with the immediate and seamless connection to the largest network of secure identities in the industry through the ZixDirectory, which surpassed 12 million members in Q3, we will continue to be well-positioned for growth.”
Zix Corporation | 2711 N. Haskell Ave. | Suite 2300, LB 36 | Dallas, TX 75204 | phone 214 37 0 2000 | fax 214 37 0 207 | www.zixcorp.com

Of the Company’s e-prescribing business, Spurr said, “In our PocketScript business, our 138 e-prescribing deployments exceeded our guidance of approximately 100 for the quarter. More importantly, we believe the passage of the Medicare Improvements for Patients and Providers Act of 2008 (MIPPA) will be a catalyst for growth in the e-prescribing industry and will induce payors to begin to move more aggressively to fund e-prescribing programs. ZixCorp has an unmatched reputation in the industry for achieving adoption and utilization of this technology, and is viewed as the premier partner for payor-sponsored programs. We believe that the structure of the MIPPA legislation, which provides back-end payments to physicians but still leaves the question of funding for the upfront costs unaddressed, combined with our successful payor-sponsorship model which can deal with these upfront costs, will lead to success. And, our high-touch, turnkey approach, particularly suited to physicians in practices of 5 or fewer doctors, puts us in an enviable position to maintain and expand upon our leadership position in this very large, low-end segment of the market representing 75 percent of the total market opportunity.”
ZixCorp to Announce Second Quarter 2008 Results on October 28
The Company’s third quarter 2008 operating results will be released after close of the U.S. financial markets on October 28, 2008. The Company will hold a conference call to discuss this information on October 28 at 5:00 p.m. ET.
A live Webcast of the conference call will be available on the investor relations portion of ZixCorp’s Web site at http://investor.zixcorp.com. Alternatively, participants can listen to the conference call by dialing 617-847-8704 or toll-free 800-265-0241 and entering access code 77991202. An audio replay of the conference will be available until November 4, by dialing 617-801-6888 or toll-free 888-286-8010, and entering the access code 48567745, and after that date via Webcast on the Company’s Web site.
About Zix Corporation
ZixCorp is the leading provider of easy-to-use-and-deploy email encryption and e-prescribing services that Connect entities with their customers and partners to Protect and Deliver sensitive information in the healthcare, finance, insurance and government industries. ZixCorp’s hosted Email Encryption Service provides an easy and cost-effective way to ensure customer privacy and regulatory compliance for corporate email. Its PocketScript® e-prescribing service reduces costs and improves patient care by automating the prescription process between payors, doctors, and pharmacies. For more information, visit www.zixcorp.com.
The following is a “Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995. This release contains forward-looking statements, including the following:
•	“... while developments in our core markets position the company for growth in the future,”
Zix Corporation | 2711 N. Haskell Ave. | Suite 2300, LB 36 | Dallas, TX 75204 | phone 214 37 0 2000 | fax 214 37 0 207 | www.zixcorp.com

•	“This growing track record of positive cash flow from operations forms the strong foundation for growth that we believe will enable us to take advantage of recent catalysts in our core markets to achieve acceleration in our businesses.”

•	“More importantly, we believe the passage of the Medicare Improvements for Patients and Providers Act of 2008 (MIPPA) will be a catalyst for growth in the e-prescribing industry and will induce payors to begin to move more aggressively to fund e-prescribing programs. ZixCorp has an unmatched reputation in the industry for achieving adoption and utilization of this technology, and is viewed as the premier partner for payor-sponsored programs. We believe that the structure of the MIPPA legislation, which provides back-end payments to physicians but still leaves the question of funding for the upfront costs unaddressed, combined with our successful payor-sponsorship model which can deal with these upfront costs, will lead to success. And, our high-touch, turnkey approach, particularly suited to physicians in practices of 5 or fewer doctors, puts us in an enviable position to maintain and expand upon our leadership position in this very large, low-end segment of the market representing 75 percent of the total market opportunity.”
The forward looking statements contained in this release, including those statements specifically listed above, are not a guarantee of future performance and involve risks and uncertainties. Actual results may differ materially from those projected in the forward-looking statements. These risks and uncertainties include, but are not limited to, the following: the Company’s continued operating losses and use of cash resources in its PocketScript e-Prescription business; the Company’s ability to achieve broad market acceptance for the Company’s products and services, including the Company’s ability to enter into new sponsorship agreements for its PocketScript e-Prescribing business and the Company’s ability to continue realizing acceptance of its Email Encryption business in its core markets of healthcare and financial and to achieve market acceptance of its Email Encryption business in other markets; the Company’s ability to maintain existing revenue streams and generate other revenue opportunities, including fees for scripts written, from its PocketScript e-Prescription business; the Company’s ability to establish and maintain strategic relationships to gain customers and grow revenues, including in particular, its ability to grow Email Encryption revenues from its OEM resellers; the expected increase in competition in the Company’s Email Encryption and e-Prescription businesses; the Company’s ability to successfully and timely introduce new Email Encryption and e-Prescription products and services or related products and services and implement technological changes; and impacts to the Company’s business arising from slowing economic conditions. Further details pertaining to such risks and uncertainties may be found from time-to-time in the Company’s public filings with the SEC.
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ZixCorp Contacts:
Public Relations: Farrah Corley (214) 370-2175, publicrelations@zixcorp.com
Investor Relations: Peter Wilensky (214) 515-7357, invest@zixcorp.com
Zix Corporation | 2711 N. Haskell Ave. | Suite 2300, LB 36 | Dallas, TX 75204 | phone 214 37 0 2000 | fax 214 37 0 207 | www.zixcorp.com